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                                                                      EXHIBIT 99
COBIZ INC
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FOR IMMEDIATE RELEASE                      For more information, contact:
                                           Sue Hermann, COBIZ INC., 303.312.3448
                                           Jack Green, GMB, 303.592.4806


                   COBIZ INC. to Acquire Green Manning & Bunch
            Region's premier investment banking firm joins parent of Colorado Business Bank and First Capital Bank of Arizona

         DENVER -- July 12, 2001 -- COBIZ INC. (Nasdaq: COBZ), a $780.1 million financial holding company headquartered in Denver, today announced the acquisition of Green Manning & Bunch, Ltd. (GMB), a 13-year-old investment banking firm that has completed M&A and financing transactions valued at more than $4.0 billion. The acquisition is the third new business line introduced by COBIZ INC. in the past year and the third significant acquisition for the company in seven months.

         Founded in 1988, GMB's staff of 15 professionals is led by principals Jack Green, Jim Bunch and Warren Henson. The firm provides middle-market companies with merger and acquisition advisory services, institutional private placements of debt and equity, and other strategic financial advisory services. COBIZ INC. acquired a 100 percent stake in GMB with a blend of cash, stock and additional cash earn-out payments over the next five years. GMB will continue to operate under its current name and management team. The transaction is expected to be accretive to earnings in the second half of 2001.

         "Green Manning & Bunch is a great strategic fit for our company," said Steve Bangert, chairman and CEO, COBIZ INC. "As the premier investment banking firm in our region, they will be a wonderful addition to our considerable menu of quality financial services and a great blend with our corporate practices and philosophies.

         "From the very beginning of our plans to add investment banking services to our product lines, Green Manning & Bunch was at the top of our list of prospects. The firm has developed an outstanding reputation by creating a comprehensive knowledge base, maintaining the highest levels of integrity and recruiting and retaining top-notch talent from across the country. They've grown in much the same way as we have - allowing talented professionals to tailor the best deals for their customers - and that was very attractive to us as well."

                                     -more-


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         "Green Manning & Bunch will continue to operate as we do today, although we'll clearly benefit from the growth opportunities afforded us as part of COBIZ," said Green. "Because our companies are so similar - both serving the same market niche with a proven track record of being customer focused and results driven - we anticipate that we'll quickly be able to make a significant contribution to our new company and make the partnership between us profitable."

         "This acquisition is another important step toward our goal of serving the needs of our customers at all stages of their business lifecycle," said Bangert. "We can help businesses grow with expansion capital (GMB) and our banking and cash management services (Colorado Business Bank and First Capital Bank of Arizona), develop affordable employee benefit packages (CoBiz Connect), protect their assets (CoBiz Insurance), facilitate exit strategies (GMB) and, finally, preserve and grow those personal and corporate assets (CoBiz Private Asset Management)."

         "We are in a unique position in that, like the large national financial service companies, we can offer a full range of services from traditional banking to employee benefits consulting to commercial insurance and now the extensive investment banking services of Green Manning & Bunch," said Bangert. "But unlike the larger companies, we've maintained healthy levels of growth and customer service by targeting our efforts, services and expertise to the needs of professionals and small to mid-sized businesses."

         COBIZ INC. (www.cobizbank.com) is a $780.1 million financial holding company headquartered in Denver. The company operates Colorado Business Bank and First Capital Bank of Arizona, full-service commercial banking institutions that offer a broad range of sophisticated banking services --including credit, cash management, investment, deposit and trust products -- to a targeted customer base of professionals and small to medium-sized businesses. COBIZ also offers investment management services through CoBiz Private Asset Management, employee benefits consulting and brokerage services through CoBiz Connect, Inc., and property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance Inc.

         The discussion in this press release contains forward-looking statements. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company's operations, financial performance and other factors, as discussed in the Company's filings with the Securities and Exchange Commission. These risks include the impact of interest rates and other general economic conditions, loan and lease losses, risks related to the execution of the Company's growth strategy, the possible loss of key personnel, factors that could affect the Company's ability to compete in its market areas, changes in regulations and government policies and other factors discussed in the Company's filings with the Securities and Exchange Commission.

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                                   FACT SHEET


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COBIZ INC.
Chairman/CEO:                       Steven Bangert

Total assets:                       $780.1 million 1Q2001

Headquarters:                       Denver

Current ownership:                  September 1, 1994

Subsidiaries:                       Colorado Business Bank - nine locations in Denver, Boulder and Vail
                                    First Capital Bank of Arizona - two locations in metropolitan Phoenix area
                                    CoBiz Connect, Inc. - employee benefits consulting and brokerage
                                    CoBiz Insurance, Inc. - property and casualty insurance brokerage
                                    CoBiz Private Asset Management - investment management services

Customer base:                      professionals and small to mid-sized businesses


GREEN MANNING & BUNCH, LTD
Principals:                         John R. Green, James T. Bunch, Warren R. Henson, Jr.

Completed transactions:             valued in excess of $4.0 billion

Headquarters:                       Denver

Founded:                            1988

Services:                           mergers and acquisitions advisory services
                                    institutional private placements of debt and equity
                                    strategic financial advisory services

Transaction size:                   middle market; from $10 million up to $500 million

Industry focus:                     manufacturing/distribution
                                    services
                                    health care
                                    technology/ telecomm
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